UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       __________________________________



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 31, 2002



                              REHABCARE GROUP, INC.
             (Exact name of registrant as specified in its charter)


      Delaware                       0-19294                    51-0265872
   (State or other              (Commission File             (I.R.S. Employer
   jurisdiction of                   Number)                  Identification
    organization)                                                 Number)



        7733 Forsyth Boulevard
              17th Floor
          St. Louis, Missouri                              63105
(Address of principal executive offices)                (Zip Code)



       Registrant's telephone number, including area code: (314) 863-7422

Item 7.     Financial Statements and Exhibits.

            (c)   Exhibits.  See Exhibit Index.

Item 9.     Regulation FD Disclosure.

The script for a conference call held by the Registrant on July 31, 2002 is attached hereto as Exhibit 99.






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

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 31, 2002

                                       REHABCARE GROUP, INC.



                                    By:/s/  James M. Douthitt
                                       -------------------------------
                                       James M. Douthitt
                                       Senior Vice President and Chief
                                       Accounting Officer





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


                                 EXHIBIT INDEX

Exhibit No        Description

99                Script for Conference Call on July 31, 2002.






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


                                                                      EXHIBIT 99

                        REHABCARE CONFERENCE CALL SCRIPT
                                  July 31, 2002

     REHABCARE CONFERENCE CALL SCRIPT July 31, 2002 INTRODUCTION BY CONFERENCE OPERATOR INTRODUCTION OF MANAGEMENT BY MORGEN-WALKE This conference call contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. These risks and uncertainties may include, but are not limited to, the effect of certain corrective actions taken in supplemental staffing, the timing and magnitude of volume improvements, new program openings and planned cost controls, fluctuations in occupancy of the Company's hospital and long-term care clients, changes in and compliance with governmental reimbursement regulations or policies, the inability to attract new client relationships or to retain existing client relationships, the inability to attract operational and professional employees, adequacy and effectiveness of operating and administrative systems, litigation risks, including an inability to predict ultimate costs and liabilities or the disruption of the Company's operations and general economic downturn.

     INTRODUCTION AND WELCOME BY ALAN HENDERSON Good morning and thank you for joining us today. I'm Alan Henderson, Chief Executive Officer. With me from management today are: Greg Bellomy, President of our Staffing Group; Tom Davis, President of our Inpatient Division; Pat Henry, President of our Contract Therapy Division; Al Howard, President of our Outpatient Division; Hickley Waguespack, Executive Vice President for Customer Service; Jim Douthitt, Chief Accounting Officer; and Betty Cammarata, Director of Investor Relations.

We will all be available during the question and answer period following my formal remarks.

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In  the   supplemental   staffing   division,   we  closed  three   branches  in
underperforming markets, reducing our total branch count to 109. We anticipate additional closings early in the second half of the year, offset by additional branch openings later in the second half of the year, and ending the year with approximately the same number of branches we had at the end of the second quarter. We expect that revenues will improve sequentially throughout the remainder of 2002 and anticipate 2002 revenues for the supplemental division will be 15 to 20 percent below the levels achieved in 2001 due entirely to the events related to the reorganization of the supplemental division at the end of 2001.

Following the reorganization, in the first quarter of 2002, Greg Bellomy, newly appointed president of the staffing group, articulated his vision of the business and assembled his management team. In the second quarter, the management team evaluated existing talent at the branch level and made several changes in staff that will facilitate future volume growth of more highly credentialed healthcare professionals. Additionally, we are pleased to announce that at the end of the second quarter, we hired a Senior Vice President of Operations for the supplemental staffing division, Wendy Hall. Wendy brings over 20 years of experience in the staffing industry to our organization, and is the final addition to the division's senior management team. We anticipate that during the second half of 2002 the division's growth will be renewed.

In the travel staffing division, revenues grew by 44 percent year-over-year. We expect 35-40 percent growth in travel revenue for 2002 over 2001.

On a combined basis, we anticipate staffing revenues to decline slightly year-over-year. We also anticipate contribution margin percentages in both the supplemental and travel divisions to remain in the low to mid 20 percent range, improving slightly in sequential quarters.

The inpatient division opened 5 acute rehabilitation units in the quarter of which two were takeovers from self-operators, two were exempt openings, and one opened non-exempt. No units were closed during the quarter, bringing our total to 138. Our backlog continues to be strong with 6 at quarter's end. We expect to open a total of 12-16 net new units during 2002, with more openings likely from takeovers, which are profitable much earlier, than from newly opened exempt or non-exempt units. We also continue to anticipate contribution margin percentages to remain in the mid to upper 30 percent range for the balance of the year.

                                     Page 6
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Our contract  therapy  division added 31 net  facilities  during the quarter and ended the quarter with 382 facilities under contract, compared to 240 at the end of the 2001 second quarter. Average revenue per facility for the quarter grew 5 percent over the same period last year. For 2002, we continue to anticipate
60-70  percent  revenue  growth  over  2001,  and  expect   contribution  margin
percentages to remain in the upper 20 percent range.

In the outpatient division during the quarter, we opened 2 new programs and closed 2, resulting in 55 programs at the end of the quarter, compared to 60 programs at the end of the same quarter in 2001. For the remainder of 2002, we anticipate net new program openings in the low single digits compared to a net loss of 10 programs in 2001, and expect contribution margin percentages to remain in the mid 20 percent range.

For our three program management divisions in aggregate, we continue to anticipate fiscal year 2002 revenue growth of approximately 20 percent over the previous year.

Our accounts receivable days sales outstanding improved once again to 54.5 days, a 2 day sequential improvement, with year-over-year improvement of 7.5 days. We expect some moderation for the remainder of 2002, with DSO's in the upper 50's. As anticipated, SG&A expense as a percentage of revenue showed improvement with a decline of 130 basis points from the prior quarter to 18.2 percent. We anticipate continued sequential improvement in SG&A expense, and expect to end the fourth quarter in the 17 percent range. As noted in our press release, at this point in time we are not altering our previous EPS guidance for the year. We continue to have strong operating cash flows that reached $21.3 million through the first half of 2002 and have cash and short-term investments in excess of $34 million. We anticipate that cap-ex, not including acquisitions, will be approximately $2 million over the remainder of the year.

With that I would like to have our operator open the call for questions.

As a reminder, this conference call is being webcast live on our web site, www.rehabcare.com and will be available for replay for the next 21 days. For your reference, we continue to provide the statistics section on our web site offering quarterly historical statistics for each of our operating divisions for the last four years. We invite you to view this information and hope it will be useful to you.

                                     Page 7
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Finally, I would like to thank everyone at RehabCare,  whose continued hard work and dedication are so critical to our success in attaining our goals. Thank you again for your participation in this call. See you next quarter.




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